Exhibit 99.1

FOR IMMEDIATE RELEASE

MOBILE MINI REPORTS Q1 2018 RESULTS AND ANNOUNCES QUARTERLY DIVIDEND

Phoenix, AZ – April 20, 2018 – Mobile Mini, Inc. (NASDAQ GS: MINI) (the “Company” or “Mobile Mini”), the world’s leading supplier of portable storage solutions and a leading provider of tank and pump solutions in the United States, today reported actual and adjusted financial results for the quarter ended March 31, 2018. Total revenues were $140.7 million and rental revenues were $132.3 million, as compared to $123.5 million and $114.7 million, respectively, for the same period last year.

Rental revenues for the Storage Solutions and Tank & Pump Solutions businesses for the current quarter were $106.9 million and $25.5 million, respectively, compared to $93.8 million and $20.9 million, respectively, for the same period last year.

The Company recorded net income of $14.9 million, or $0.33 per diluted share, in the first quarter of 2018, as compared to net income of $10.2 million, or $0.23 per diluted share, for the first quarter of 2017. On an adjusted basis, first quarter net income was $14.9 million, or $0.33 per diluted share, as compared to adjusted net income of $10.9 million, or $0.25 per diluted share, for the first quarter of 2017. Adjusted EBITDA was $48.6 million and adjusted EBITDA margin was 34.5% for the first quarter of 2018.

Dividend

The Company’s Board of Directors declared a cash dividend of 25.0 cents per share, which will be paid on May 30, 2018 to shareholders of record on May 16, 2018.

First Quarter 2018 Highlights

●	Delivered a strong 21.7% year-over-year increase in Tank & Pump Solutions rental revenue growth.
●	Achieved robust Storage Solutions rental revenue year-over-year growth of 13.9%, 11.5% when adjusted for favorable currency fluctuations.
●	Improved OEC utilization for Tank & Pump Solutions, averaging 73.6% for the quarter, compared to 61.9% in the prior-year quarter.
●	Increased total Storage Solutions average units on rent by 5.0% year-over-year, with average utilization of 70.6%.
●	Raised Storage Solutions rental rates by 3.0% year-over-year, with rates on new rentals up 0.9%.
●	Grew adjusted EBITDA of $48.6 million by 16.5% compared to the prior-year quarter, 14.7% in constant currency.
●	Generated net cash from operating activities of $34.9 million and strong free cash flow of $18.8 million.

CEO Comments

Erik Olsson, Mobile Mini’s President and Chief Executive Officer, remarked, “During the first quarter of 2018, we continued to capitalize on the momentum that we generated in the second half of 2017. I am very pleased with the 21.7% Tank & Pump Solutions rental revenue growth, which was broad-based, across multiple customer end-segments and geographies. North American Storage Solutions rental revenues increased a robust 14.6% in the current quarter and consolidated Storage Solutions rental revenues increased 11.5%. As a result of the hard work of our salesforce, our unique suite of technology tools, and the exceptional service provided by the field, our large national customers are recognizing the value proposition that Mobile Mini is able to deliver.”

Mr. Olsson continued, “Tank & Pump Solutions equipment on rent increased dramatically in the first quarter of 2018 compared to the prior year and we expect this level of utilization to continue into the next quarter with a healthy pipeline. In addition, with pending orders up significantly compared to this time last year, our North American Storage Solutions pipeline continues to be strong. In the U.K. our business remains flat as we continue to monitor the effects of BREXIT on our business. Overall, we expect to see strong year-over-year top line growth and expanded margins for the remainder of 2018.”

Conference Call

Mobile Mini will host a conference call today, Friday, April 20 at 12 noon ET to review these results. To listen to the call live, dial (201) 493-6739 and ask for the Mobile Mini Conference Call or go to www.mobilemini.com and click on the Investors section. Additionally, a slide presentation that will accompany the call will be posted at www.mobilemini.com on the Investor Relations section and will be available in advance and after the call. Please go to the website 15 minutes early to download and install any necessary audio software. If you are unable to listen live, a replay of the call can be accessed for approximately 14 days after the call at Mobile Mini’s website.

About Mobile Mini, Inc.

Mobile Mini, Inc. is the world’s leading provider of portable storage solutions through its total rental fleet of approximately 214,900 storage solutions containers and office units and a leading provider of tank and pump solutions in the U.S., with a rental fleet of approximately 12,300 units. Mobile Mini’s network is comprised of 153 locations in the U.S., U.K., and Canada. Mobile Mini is included on the Russell 2000® and 3000® Indexes and the S&P Small Cap Index.

Forward-Looking Statements

This news release contains forward-looking statements, including, but not limited to, our ability to continue utilization levels and a healthy pipeline, which involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Risks and uncertainties that may affect future results include those that are described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). These forward-looking statements represent the judgment of the Company, as of the date of this release, and Mobile Mini disclaims any intent or obligation to update forward-looking statements.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Van Welch, Executive VP &		The Equity Group Inc.
Chief Financial Officer		Fred Buonocore (212) 836-9607
Mobile Mini, Inc.		Kevin Towle (212) 836-9620
(602) 308-3879 www.mobilemini.com

(See accompanying tables)

Mobile Mini, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(in thousands, except percentages and per share data)

	Three Months Ended March 31, 2018			Three Months Ended March 31, 2017
	Actual	Adjustments	Adjusted (1)	Actual	Adjustments	Adjusted (2)
Revenues:
Rental	$132,338	$—	$132,338	$114,742	$—	$114,742
Sales	8,103	—	8,103	7,978	—	7,978
Other	213	—	213	807	—	807

Total revenues	140,654	—	140,654	123,527	—	123,527

Costs and expenses:
Rental, selling and general expenses	88,998	—	88,998	78,359	(330)	78,029
Cost of sales	5,391	—	5,391	5,112	—	5,112
Restructuring expenses	111	(111)	—	899	(899)	—
Depreciation and amortization	16,823	—	16,823	15,264	—	15,264

Total costs and expenses	111,323	(111)	111,212	99,634	(1,229)	98,405

Income from operations	29,331	111	29,442	23,893	1,229	25,122

Other income (expense):
Interest income	6	—	6	—	—	—
Interest expense	(9,599)	—	(9,599)	(8,402)	—	(8,402)
Foreign currency exchange	66	—	66	(9)	—	(9)

Income before income tax provision	19,804	111	19,915	15,482	1,229	16,711

Income tax provision	4,949	28	4,977	5,330	456	5,786

Net income	$14,855	$83	$14,938	$10,152	$773	$10,925

EBITDA/Adjusted EBITDA	$46,226		$48,566	$39,148		$41,688
EBITDA/Adjusted EBITDA as a percentage of total revenues	32.9%		34.5%	31.7%		33.7%

Earnings per share:
Basic	$0.34		$0.34	$0.23		$0.25
Diluted	0.33		0.33	0.23		0.25

Weighted average number of common and common share equivalents outstanding:
Basic	44,214		44,214	44,109		44,109
Diluted	44,842		44,842	44,341		44,341

(1)	Adjusted column for the three months ended March 31, 2018 excludes costs of $0.1 million related to restructuring that management believes are not indicative of our business, along with the related tax effects. Adjusted figures are a non-GAAP (defined herein) presentation. See the non-GAAP reconciliations herein and the additional information regarding non-GAAP financial information following in this earnings release.

(2)	Adjusted column for the three months ended March 31, 2017 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP presentation. See the non-GAAP reconciliations herein and the additional information regarding non-GAAP financial information following in this earnings release. The adjustments for the three-month period ended March 31, 2017 include the following, along with the related tax effects:
•	Reduction of $0.1 million in rental, selling and general expenses to exclude acquisition-related expenses.
•	Reduction of $0.2 million in rental, selling and general expenses to exclude costs related to severance in conjunction with the departure of an executive.
•	Exclusion of costs of $0.9 million related to the restructuring of our business operations.

Mobile Mini, Inc.

Operating Data

(Unaudited)

	2018	2017
As of March 31:
Stand-alone Storage Solutions locations	119	123
Stand-alone Tank & Pump Solutions locations	17	18
Combined Storage Solutions and Tank & Pump Solutions locations	17	15
Storage Solutions rental fleet units	214,900	210,900
Tank & Pump Solutions rental fleet units	12,300	12,000

Average utilization—Three months ended March 31:
Storage Solutions—utilization based on number of units	70.6%	69.0%
Tank & Pump Solutions—utilization based on original equipment cost	73.6%	61.9%

Mobile Mini, Inc.

Business Segment Information—Adjusted (1)

(Unaudited)

(in thousands, except percentages)

	Three Months Ended March 31, 2018			Three Months Ended March 31, 2017
	Storage Solutions	Tank & Pump Solutions	Total	Storage Solutions	Tank & Pump Solutions	Total

Revenues:
Rental	$106,864	$25,474	$132,338	$93,806	$20,936	$114,742
Sales	6,739	1,364	8,103	6,864	1,114	7,978
Other	169	44	213	673	134	807

Total revenues	113,772	26,882	140,654	101,343	22,184	123,527

Costs and expenses:
Rental, selling and general expenses	70,824	18,174	88,998	61,895	16,134	78,029
Cost of sales	4,569	822	5,391	4,601	511	5,112
Depreciation and amortization	10,732	6,091	16,823	9,183	6,081	15,264

Total costs and expenses	86,125	25,087	111,212	75,679	22,726	98,405

Income (loss) from operations	$27,647	$1,795	$29,442	$25,664	$(542)	$25,122

Adjusted EBITDA	$40,581	$7,985	$48,566	$36,092	$5,596	$41,688
Adjusted EBITDA Margin	35.7%	29.7%	34.5%	35.6%	25.2%	33.7%

(1)	These tables present results by major business segment adjusted to exclude certain transactions that management believes are not indicative of our business. See additional information regarding non-GAAP financial information following in this earnings release.

Mobile Mini, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2018	December 31, 2017
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$7,763	$13,451
Receivables, net	105,828	111,562
Inventories	16,811	15,671
Rental fleet, net	999,215	989,154
Property, plant and equipment, net	158,278	157,304
Other assets	13,370	15,334
Intangibles, net	60,442	62,024
Goodwill	711,063	708,907

Total assets	$2,072,770	$2,073,407

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$29,187	$26,955
Accrued liabilities	66,337	78,084
Lines of credit	621,843	634,285
Obligations under capital leases	53,697	52,791
Senior notes, net	246,010	245,850
Deferred income taxes	178,361	173,754

Total liabilities	1,195,435	1,211,719

Stockholders’ equity:
Common stock	499	497
Additional paid-in capital	609,120	605,369
Retained earnings	467,123	463,322
Accumulated other comprehensive loss	(51,708)	(60,334)
Treasury stock	(147,699)	(147,166)

Total stockholders’ equity	877,335	861,688

Total liabilities and stockholders’ equity	$2,072,770	$2,073,407

Mobile Mini, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net income	$14,855	$10,152
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	961	1,164
Amortization of deferred financing costs	515	515
Amortization of long-term liabilities	36	32
Share-based compensation expense	2,229	1,311
Depreciation and amortization	16,823	15,264
Gain on sale of rental fleet	(1,533)	(1,703)
Loss on disposal of property, plant and equipment	334	18
Deferred income taxes	4,397	4,943
Foreign currency exchange	(66)	9
Changes in certain assets and liabilities, net of effect of businesses acquired	(3,620)	1,018

Net cash provided by operating activities	34,931	32,723

Cash flows from investing activities:
Additions to rental fleet, excluding acquisitions	(15,389)	(10,006)
Proceeds from sale of rental fleet	3,844	4,622
Additions to property, plant and equipment, excluding acquisitions	(4,752)	(3,748)
Proceeds from sale of property, plant and equipment	179	68

Net cash used in investing activities	(16,118)	(9,064)

Cash flows from financing activities:
Net repayments under lines of credit	(12,443)	(2,334)
Deferred financing costs	—	(13)
Principal payments on capital lease obligations	(1,990)	(1,760)
Issuance of common stock	1,525	1,640
Dividend payments	(11,054)	(10,145)
Purchase of treasury stock	(533)	(7,639)

Net cash used in financing activities	(24,495)	(20,251)

Effect of exchange rate changes on cash	(6)	64

Net change in cash	(5,688)	3,472

Cash and cash equivalents at beginning of period	13,451	4,137

Cash and cash equivalents at end of period	$7,763	$7,609

Equipment and other acquired through capital lease obligations	$2,897	$1,879
Capital expenditures accrued or payable	6,613	5,541

Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company also discloses in this press release certain non-GAAP financial information. These financial measures are not recognized measures under GAAP and they are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Adjusted net income, adjusted diluted earnings per share, EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and constant currency financial information are non-GAAP financial measures as defined by SEC rules. This non-GAAP financial information may be determined or calculated differently by other companies. Reconciliations of these non-GAAP measurements to the most directly comparable GAAP financial measurements are furnished earlier in this release and as follows:

Mobile Mini, Inc.

Adjusted EBITDA GAAP Reconciliations

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2018	2017
Net income	$14,855	$10,152
Interest expense	9,599	8,402
Income tax provision	4,949	5,330
Depreciation and amortization	16,823	15,264

EBITDA	46,226	39,148
Share-based compensation expense	2,229	1,311
Restructuring expenses	111	899
Acquisition-related expenses	—	88
Other	—	242

Adjusted EBITDA	$48,566	$41,688

	Three Months Ended March 31,
	2018	2017
Net cash provided by operating activities	$34,931	$32,723
Interest paid	12,348	13,671
Income and franchise taxes paid	120	—
Share-based compensation expense, including restructuring expense	(2,229)	(1,311)
Gain on sale of rental fleet	1,533	1,703
Loss on disposal of property, plant and equipment	(334)	(18)
Changes in certain assets and liabilities, net of effect of businesses acquired	(143)	(7,620)

EBITDA	$46,226	$39,148

Mobile Mini, Inc.

Free Cash Flow GAAP Reconciliation

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2018	2017
Net cash provided by operating activities	$34,931	$32,723

Additions to rental fleet, excluding acquisitions	(15,389)	(10,006)
Proceeds from sale of rental fleet	3,844	4,622
Additions to property, plant and equipment, excluding acquisitions	(4,752)	(3,748)
Proceeds from sale of property, plant and equipment	179	68

Net capital expenditures, excluding acquisitions	(16,118)	(9,064)

Free cash flow	$18,813	$23,659

Adjusted net income and adjusted diluted earnings per share. Adjusted net income and related earnings per share information exclude certain transactions that management believes are not indicative of our business. We believe that the inclusion of this non-GAAP presentation makes it easier to compare our financial performance across reporting periods on a consistent basis.

EBITDA and adjusted EBITDA. EBITDA is defined as net income before discontinued operations, net of tax (if applicable), interest expense, income taxes, depreciation and amortization, and debt restructuring or extinguishment expense (if applicable), including any write-off of deferred financing costs. Adjusted EBITDA further excludes certain non-cash expenses, including share-based compensation, as well as transactions that management believes are not indicative of our business. Because EBITDA and adjusted EBITDA, as defined, exclude some but not all items that affect our cash flow from operating activities, they may not be comparable to similarly titled performance measures presented by other companies.

We present EBITDA and adjusted EBITDA because we believe they provide useful information regarding our ability to meet our future debt payment requirements, capital expenditures and working capital requirements and an overall evaluation of our financial condition. EBITDA and adjusted EBITDA have certain limitations as analytical tools and should not be used as substitutes for net income, cash flows from operations, or other consolidated income or cash flow data prepared in accordance with GAAP.

EBITDA and adjusted EBITDA margins are calculated as EBITDA and adjusted EBITDA, respectively, divided by total revenues expressed as a percentage.

Free Cash Flow. Free cash flow is defined as net cash provided by operating activities, minus or plus, net cash used in or provided by investing activities, excluding acquisitions and certain transactions. Free cash flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, the most directly comparable financial measure prepared in accordance with GAAP. We present free cash flow because we believe it provides useful information regarding our liquidity and ability to meet our short-term obligations. In particular, free cash flow indicates the amount of cash available after capital expenditures for, among other things, investments in our existing business, debt service obligations, payment of authorized quarterly dividends, repurchase of our common stock and strategic small acquisitions.

Constant Currency. We calculate the effect of currency fluctuations on current periods by translating the results for our business in the U.K. during the current period using the average exchange rates from the comparative period. We present constant currency information to provide useful information to assess our underlying business excluding the effect of material foreign currency rate fluctuations. Calculated in constant currency, our rental revenues and adjusted EBITDA for the three months ended March 31, 2018 were $2.2 million and $0.8 million lower than when calculated in accordance with GAAP.